Exhibit 10.2


                           FIRST AMENDMENT OF OFFICE LEASE


                THIS FIRST AMENDMENT OF OFFICE LEASE (this "Amendment") is made as of the 30th day of October, 1996, by and between NINE PENN CENTER ASSOCIATES, a Pennsylvania limited partnership (herein called "Landlord") and LORJO CORP., a Pennsylvania corporation (herein called "Tenant").

                                   BACKGROUND


                A. Pursuant to that certain Office Lease dated as of May 26, 1994 (herein called the "Lease"), Landlord leased to Tenant, which rented from Landlord, approximately 57,914 Rentable Square Feet of office space located on the 28th, 29th and 30th floors of Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania.

                B. The parties now desire to amend the Lease as hereinafter provided.

                                    AGREEMENT

                NOW, THEREFORE, in consideration of the Background, the mutual covenants and agreements herein set forth, and other good, valuable and aufficient consideration received, and intending to be legally bound hereby, the parties hereto agree as follows:

                1. Definitions. Unless otherwise herein defined, all terms defined in the Lease shall have the meanings ascribed to them in the Lease when used in this Amendment.

                2. Expansion. Landlord hereby demises and leases unto Tenant, and Tenant hereby takes, leases and hires from Landlord, (a) all that certain portion of the 27th floor of the Building comprising 16,284 Rentable Square Feet of space, as shown on the floor plan attached hereto and marked Exhibit "A" (the "27th Floor Space"), and (b) that certain portion of the P-2 level of the Building comprising 3,362 Rentable Square Feet of space, being shown on the floor plan attached hereto and marked Exhibit "B" (the "P-2 Space"), on the terms and conditions hereinafter set forth. The 27th Floor Space and the P-2 Space are sometimes herein jointly referred to as the "Expansion Space".

                3. Term. Except as otherwise provided in this Amendment, effective on the date of this Amendment the Expansion Space shall form a part of the Premises for all purposes under the Lease.

                4. Rent.

                              4.1 Rent Commencement Date. Tenant shall commence
to pay Rent with respect to the Expansion Space on January 1, 1997. Prior to January 1, 1997, Tenant shall not be obligated to pay Rent with respect to its use or occupancy of the Expansion Space, excepting only that (a) commencing on


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the date on which Landlord tenders possession of the Expansion Space, or any portion thereof, to Tenant, and continuing until completion of the Tenant Work, Tenant shall pay to Landlord the Additional Rent provided for in Section 7.11 below, and (b) upon Tenant's occupancy of any portion of the Expansion Space for purposes of conducting the Permitted Use therein following completion of the Tenant Work, through December 31, 1996, Tenant shall be obligated to pay all Rent on account of such space, excepting only Minimum Rent, payments on account of Tenant's Tax Share, and payments on account of Tenant's Expense Share.

                              4.2 Minimum Rent. Minimum Rent for the P-2 space
shall be Two Dollars ($2.00) per Rentable Square Foot ($6,724 per annum, $560.34 per month). Minimum Rent for the 27th Floor Space shall be as follows:


January 1, 1997 through December 31, 1998       $13.00 per Rentable Square Foot
                                                ($211,692 per annum, $17,641
                                                per month)

January 1, 1999 through December 31, 2000       $13.50 per Rentable Square Foot
                                                ($219,834 per annum, $18,319.50
                                                per month)

January 1, 2001 through December 31, 2002       $14.50 per Rentable Square Foot
                                                ($236,118 per annum, $19,676.50
                                                per month)

January 1, 2003 through December 31, 2004       $15.00 per Rentable Square Foot
                                                ($244,260 per annum, $20,355
                                                per month)

Minimum Rent shall be payable in equal monthly installments commencing on January 1, 1997 and thereafter due on the first day of each month during the Term without demand, deduction or set-off, at the offfice of Agent.

                              4.3 Real Estate Taxes. Effective January 1, 1997,
and thereafter during the Term until the Expansion Area Termination Date, the Rentable Area of the Expansion Space shall be included in the Rentable Area of the Premises for purposes of computing Tenant's Tax Share. As of January 1, 1997, Tenant's Tax Share shall be 5.725%.

                              4.4 Operating Expenses. Effective January 1, 1997,
and thereafter during the Term until the Expansion Area Termination Date, the Rentable Area of the Expansion Space shall be included in the Rentable Area of the Premises for purposes of computing Tenant's Expense Share. As of January 1, 1997, Tenant's Expense Share shall be 6.298%.

                5. Permitted Use. The 27th Floor Space shall be used by Tenant solely for the Permitted Use. The P-2 Space shall be utilized by Tenant solely for storage purposes, mail handling and other administrative functions.


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


                6. Expansion Construction Allowance. Landlord agrees to pay to Tenant, in accordance with the terms and conditions set forth in Section 7.8 below, the sum of $162,840 (the "Expansion Construction Allowance") in order to assist Tenant in defraying the cost of constructing the Tenant Work (hereinafter defined) within the Expansion Space. The Expansion Construction Allowance shall be Landlord's sole contribution to Tenant's cost of constructing such Tenant Work.

                7. Improvement of Expansion Space. Except as otherwise herein specifically provided, the terms of this Section 7, and not the terms of Section 7 of the Lease, shall apply in connection with Tenant's initial improvement of the Expansion Space.

                              7.1 Base Building Plans. Landlord shall make
available to Tenant for use by Tenant or its architect or engineer, such structural, electrical and mechanical drawings, specifications, and other information with respect to the Building ("Base Building Plans") reflecting Landlord's construction of the Core and Shell. Landlord shall also make available for Tenant's inspection all shop drawings and submittals respecting the construction of the Core and Shell. Tenant acknowledges that the Core and Shell were constructed to construction industry standard tolerances permitting limited deviations from the requirements of the Base Building Plans. Accordingly, promptly following the execution of this Amendment, and prior to commencement of preparation of the plans and documents which Tenant is obligated to produce under Section 7.3 below, Tenant will cause its architect or engineer to conduct a field survey of the Expansion Space to verify critical dimensions and ascertain any deviation from the Base Building Plans.

                              7.2 Tenant's Construction Representative. Tenant
hereby designates Fred Harle as the "Tenant's Construction Representative," who Tenant agrees shall be available to meet and consult with Landlord on a continuing basis at the Expansion Space as Tenant's representative concerning the matters which are the subject of this Section 7 and who, as between Landlord and Tenant, shall have the power legally to bind Tenant in giving direction to Landlord respecting the Construction Documents and the Tenant Work, in giving approvals of design documents and work, and in making requests and approval for changes. Tenant may from time to time change the designation of Tenant's Construction Representative by written notice to Landlord, so long as there is at all times at least one individual designated to serve in such capacity.

                              7.3 Preparation, Review and Approval of Tenant's
Schematic Design Documents, Design Development Documents and Construction Documents. Tenant shall, at its expense, consult with its architect, engineer, designer and such other consultants as it shall deem necessary for development and timely completion of certain documents as described in this Section 7, which documents shall conform to the Base Building Plans.


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


                                  7.3.1 Schematic Design. Tenant shall prepare
at its expense "Schematic Design Documents" reasonably satisfactory to Landlord which generally indicate functional and organizational relationships, the location and size of the Expansion Space, all demising and interior walls, and the locations and configurations of all offices and conference rooms, libraries, file rooms and other office areas and improvements to be contained in the Expansion Space.

                                  7.3.2 Design Development. Subject to the
procedural requirements set forth in Subsection 7.3.4 below, Tenant, at its expense, shall cause to be prepared and delivered to Landlord for its review and approval, which approval shall not be unreasonably withheld or delayed: one (l) complete reproducible set and two (2) blue-line print sets of "Design Development Documents" consisting of: architectural, mechanical, electrical, plumbing and structural drawings and other documents to fix and describe the size and character of the space, all commonly called "Space Plans", prepared by an architect or space planner approved by Landlord. Tenant shall deliver to Landlord in a timely manner the Schematic Design Documents and the Design Development Documents for approval, so that the Construction Documents are timely delivered and approved as set forth below. Tenant shall cause the Design Development Documents to be prepared in conformity with and consistent with the Schematic Design Documents.

                                  7.3.3 Construction Documents. Tenant, at its
expense, shall cause to be prepared and delivered to Landlord one (l) complete reproducible set and two (2) blue-line print sets of complete and final "Construction Documents" consisting of (a) working drawings; (b) two (2) copies of specifications, as approved by Landlord for the construction of the Expansion Space for Tenant's occupancy; and (c) a permit set. Tenant shall deliver the Construction Documents to Landlord not later than October 1, 1996. Tenant shall cause the Construction Documents to be prepared in conformity with and consistent with the Design Development Documents.

                                      7.3.3.l Tenant's Construction Documents
shall be signed and sealed by an architect or professional engineer (where applicable) licensed and registered in the Commonwealth of Pennsylvania. In addition to conforming to Landlord's Base Building Plans, Tenant's Construction Documents shall also conform to all applicable laws, ordinances, building codes and requirements of public authorities and insurance underwriters. Tenant's Construction Documents shall contain, at a minimum, floor plans, reflected ceiling plans, power and telephone plans, mechanical plans, electrical plans, fire protection plans and all other details and schedules which designate the locations and specifications for all mechanical, electrical, fire protection and life safety equipment to be installed in the Expansion Space, and all partitions, doors, lighting fixtures, electric receptacles and switches, telephone outlets, special air conditioning, and other improvements to be installed within the Expansion Space.

                                  7.3.4 Landlord Approval. Tenant shall submit
for Landlord's approval, Schematic Design Documents, Design Development Documents and Construction Documents, in accordance with the guidelines and time frames described above. The approval by Landlord of


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Tenant's Schematic Design Documents, Design Development Documents and
Construction Documents shall be subject to the following procedural requirements:


                                      7.3.4.1 Landlord shall promptly review the
applicable documents or any additional requested information, and either approve the same or return the same to Tenant with requested modifications.

                                      7.3.4.2 If Landlord shall return the
modified documents to Tenant with requested modifications, Landlord shall specify a reasonable period of time, not to exceed three (3) Business Days, within which such modifications shall be made and within which such modified plans shall be re-submitted to Landlord by Tenant, until the modified documents are finally approved by Landlord.

                                      7.3.4.3 To the extent the Tenant's
Schematic Design Documents, Design Development Documents or Construction Documents, as the case may be, in Landlord's sole judgment, involve any modification of, or impact upon, the Building's structural, mechanical, electrical or plumbing systems or components, then such approval may be withheld by Landlord in its absolute and sole discretion.

                                      7.3.4.4 Tenant's Construction Documents,
as approved by Landlord and as modified by Tenant to take account of any changes reasonably requested by Landlord, are hereinafter considered to be "Approved for Construction."

                              7.4 [INTENTIONALLY OMITTED].

                              7.5 Tenant Work Defined. Tenant shall, in a good
and workmanlike manner, cause the Expansion Space to be improved and completed at Tenant's expense (subject to the Expansion Construction Allowance hereinafter provided) and in accordance with Tenant's Construction Documents, which work (including materials, supplies, components, labor and services therefor) is herein referred to as the "Tenant Work".

                              7.6 Tenant's Contractor.

                                  7.6.1 The Tenant Work is to be performed by
Tenant's contractor, selected by Tenant subject to Landlord's written approval. Landlord will not unreasonably withhold or delay its approval of any contractor submitted by Tenant, and Landlord's disapproval shall not be considered unreasonable if the disapproved contractor may, in Landlord's sole opinion, prejudice Landlord's relationship with Landlord's contractors or subcontractors or the relationship between such contractors and their subcontractors or employees, or otherwise disturb harmonious labor relations in or about the Building.

                                  7.6.2 Upon Landlord's approval of the Tenant's
contractor, Tenant shall enter into a construction contract or construction management agreement for the Tenant Work


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


(the "Tenant Work Contract"). The Tenant Work Contract shall require that both Landlord and Tenant must approve the selection of each subcontractor and supplier furnishing goods or services costing over Fifty Thousand Dollars ($50,000.00) within three (3) Business days of written request for approval, such approval not to be unreasonably withheld, and shall require Tenant's contractor to comply with all requirements of Section 7.9 below.

                                  7.6.3 Prior to commencement of that portion of
the Tenant Work which requires a building permit, Tenant will provide Landlord with a copy of the building permit respecting the Tenant Work. Additionally, upon completion of the Tenant Work and prior to occupancy of the Expansion Space by Tenant, Tenant will deliver to Landlord a copy of the temporary or permanent Certificate of Occupancy respecting the Expansion Space; provided that if Tenant delivers a temporary Certificate of Occupancy, Tenant shall diligently and continuously pursue issuance of a permanent Certificate of Occupancy and shall deliver a copy of same to Landlord upon receipt. Should Tenant so request, Landlord agrees to provide reasonable assistance to Tenant, at no expense to Landlord, in Tenant's efforts to obtain a permanent Certificate of Occupancy for the Expansion Space.

                              7.7 [INTENTIONALLY OMITTED.]

                              7.8 Payment of Expansion Construction Allowance.

                                  7.8.1 Tenant may draw upon the Expansion
Construction Allowance to pay for labor and materials provided for the Tenant Work (and to pay Tenant's architect's and engineer's fees and other professional fees incurred in connection with the design and construction of the Tenant Work) (herein called "Tenant's Costs") in accordance with the terms of this Section
7.8. At the time Tenant's Construction Documents are finalized, Tenant will deliver to Landlord an estimated budget reasonably detailing the anticipated Tenant's Costs. Tenant shall submit to Landlord on or before the twenty-eighth
(28th) day of each month, a voucher for Tenant's Costs executed by Tenant's Construction Representative and by a partner or officer of Tenant, setting forth in reasonable detail the amount of such Tenant's Costs and identifying in reasonable detail the material, labor, fees, and costs to which they relate. Landlord shall pay to Tenant the amount of each Tenant voucher within thirty
(30) days after receipt of such voucher from Tenant. Notwithstanding anything set forth in this Section 7.8.1, any amounts held back as retainage under contracts for the Tenant Work shall not constitute a part of Tenant's Costs unless and until paid to the contractor under the terms of the subject contract.

                                  7.8.2 Each voucher submitted to Landlord by
Tenant (as set forth in Section 7.8.1) shall be accompanied by a certificate duly executed and shown to by Tenant's Construction Representative stating that:
(i) based on site inspections and the data comprising the invoice submitted by Tenant for payment by Landlord, the Tenant Work has progressed to the point indicated and the quality and condition of the Tenant Work theretofore completed or in the process of completion as of the date of such certificate is in accordance with the Construction Documents; and (ii) that Tenant's contractor is entitled to the amount so certified.


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


                              7.9 Tenant's Contractors. In performing The Tenant
Work or in performing alterations within any Expansion Area prior to to Tenant's beneficial occupancy thereof, the conditions set forth in Section 7.9 of the Lease shall be fulfilled, and Tenant, by undertaking to have such work performed by its contractor or contractors, shall be deemed to have agreed to cause such conditions to be fulfilled.

                              7.10 Condition of Expansion Space. Tenant accepts
the Expansion Space in its "AS-IS" condition on the date of this Amendment.

                              7.11 Site Logistics and Procedures. Tenant's
occupancy of the Expansion Space during performance of the Tenant Work shall be subject to all of the terms and conditions of the Lease, excepting only that no Rent shall be payable during such period except to the extent specifically required under this Section 7.11, and except that Landlord shall not be obligated to provide janitorial services pursuant to Section 8.4 of the Lease. During such period, Tenant shall comply with the Site Logistics and Procedures set forth on Exhibit "K" of the Lease. Any Tenant Work to be performed by Tenant in the elevator lobby and common corridors of the 27th floor of the Building shall be at Tenant's expense, shall be subject to Tenant's obtaining the prior approval of the other tenants of the 27th floor as to the nature and scope of such work, and shall be undertaken at such times and in such a manner as will not unreasonably disturb other tenants of such floor or unreasonably interfere with the conduct of their respective businesses, as reasonably determined by Landlord. Landlord shall bear the cost of electricity consumed by Tenant's contractors and subcontractors in the performance of the Tenant Work, as well as the cost of electricity consumed in the provision of HVAC service to the Expansion Space during such period.


                8. P-2 Services. Landlord will furnish the P-2 Space with janitorial service and with heat, ventilation and electric lighting (the cost of which services and utilities shall be billed to Tenant as Additional Rent as provided in Section 8 of the Lease), but will not furnish any other utilities or services to the P-2 Space, notwithstanding anything to the contrary set forth in the Lease.

                9. Brokers. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker, agent, finder or other person in the negotiation for or the obtaining of this Amendment other than Agent, and each agrees to indemnify and hold the other harmless from any and all costs (including reasonable attorneys' fees) and liability for commissions or other compensation claimed by any such broker, agent, finder or other person other than Agent, employed by the indemnifying party or claiming to have been engaged by the indemnifying party in connection with this Amendment. Tenant acknowledges that Agent has acted only as an agent with respect to the procurement and negotiation of this Amendment and agrees that Agent shall not be responsible or liable for any term, provision or condition of this Amendment. Landlord agrees to pay any fee or commission owing to Agent on account of this Amendment.


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


                10. Effect of Amendment. As amended hereby, the Lease continues in full force and effect. In the event of any inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall govern and control. Without limiting the generality of the foregoing, Tenant hereby ratifies and confirms the warrant of attorney set forth in Section 17.2 of the Lease to the same extent as if such warrant were fully set forth herein. Time remains of the essence of the Lease.

         IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

                                              TENANT

                                              LORJO CORP.

                                              By: /s/ John W. Smithson
                                                 -------------------------------
                                                 Name: John W. Smithson
                                                 Title: Vice President

                                              LANDLORD

                                              NINE PENN CENTER ASSOCIATES,
                                              a Pennsylvania limited partnership

                                              By Transporatation Associates, a
                                              Pennsylvania limited partnership,
                                              general partner

                                              By: /s/ Ronald Rubin
                                                 -------------------------------
                                                 Name: Ronald Rubin
                                                 Title: General Partner

                                              By The Equitable Life Assurance
                                              Society of the United States,
                                              general partner

                                              By: /s/ Dana J. Harrell
                                                 -------------------------------
                                                 Name: Dana J. Harrell
                                                 Title: Investment Officer


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


                               First Amendment to Sublease

                THIS FIRST AMENDMENT TO SUBLEASE (this "Amendment") is made as of the 30th day of October 1996, by and between Lorjo Corp., a Pennsylvania corporation (the "Sublandlord") and PMA Reinsurance Corporation, a Pennsylvania corporation (the "Subtenant").

                                    Recitals

A. Pursuant to that certain Sublease dated as of May 26, 1994 (herein called the "Sublease"), Sublandlord leased to Subtenant 57,914 Rentable Square Feet of space in the building (the "Building") known as Mellon Bank Center situated at 1735 Market Street, Philadelphia, Pennsylvania.

B. Subtenant desires to sublease additional space in the Building from Sublandlord.

C. Unless otherwise defined herein, all defined terms shall have the meanings ascribed to them in the Master Lease (as "Master Lease" is defined in the Sublease).

D. The parties now desire to amend the Sublease as hereinafter provided.

                                   Agreements

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and other good, valuable and sufficient consideration received, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Expansion. Sublandlord hereby demises and subleases unto Subtenant, and Subtenant hereby takes, subleases and hires from Sublandlord, (a) all that certain portion of the 27th floor of the Building comprising 16,284 Rentable Square Feet of space and (b) that certain portion of the P-2 level of the Building comprising 3,362 Rentable Square Feet of space (herein called the "Expansion Space").

2. Premises. Pursuant to this Amendment, the Premises shall consist of a total of 77,560 Rentable Square Feet.

3. Term. Effective on the date of this Amendment, the Expansion Space shall form a part of the Premises for all purposes under the Sublease; provided, however, that the term of this Sublease shall terminate one (1) day prior to the Termination Date under


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the Master Lease or on such earlier date upon which this Sublease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Sublease, the Master Lease, or pursuant to law.

4. Rent. Subtenant shall commence to pay Rent with respect to the Expansion Space on January 1, 1997 at the rates set forth in the Master Lease and the First Amendment thereto dated simultaneously herewith.

5. Incorporation by Reference. All of the terms, covenants and conditions of the Sublease are incorporated herein by reference so that, except to the extent that they are inapplicable or modified by the provisions of this First Amendment to Sublease, each and every term, covenant and condition of the Sublease shall be binding upon Sublandlord and Subtenant in relation to Subtenant's lease of the Expansion Space.

IN WITNESS WHEREOF the parties hereto have duly executed this First Amendment to Sublease as of the date written above.


                                         SUBLANDLORD:

                                         LORJO CORP., a Pennsylvania corporation

                                         By: /s/ John W. Smithson
                                             -----------------------------------

                                         SUBTENANT:

                                         PMA REINSURANCE CORPORATION, a
                                         Pennsylvania corporation

                                         By: /s/ Stephen Tirney
                                             -----------------------------------